UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 30, 2011, First Solar, Inc. (“First Solar”) issued a press release announcing the closing of the sale of Desert Sunlight, a 550-megawatt solar photovoltaic project under development in Riverside County, California, to affiliates of GE Energy Financial Services, Inc. and NextEra Energy Resources, LLC (the “Owners”). A copy of the press release is attached as Exhibit 99.1 to this Form 8-K, and Questions and Answers regarding the transaction are attached as Exhibit 99.2 to this Form 8-K.
Subsequent to the sale, subsidiaries of First Solar have entered into engineering, procurement and construction (“EPC”) contracts and operations and maintenance (“O&M”) contracts with Desert Sunlight entities. These contracts subject First Solar and its subsidiaries to risks customary to such contracts, including risks related to permitting, construction, commodity prices, satisfactory completion and other risks described under Item 1A (Risk Factors) in our Annual Report on Form 10-K for the year ended December 31, 2010.
In addition, under certain possible limited circumstances relating to project permitting during the construction period, First Solar may be required to make a payment to the Owners that approximates a repayment of the amounts received from the project sale and under the EPC contracts plus the net outstanding accrued interest and other amounts owing to the project lenders and other project costs incurred less available energy revenues the Owners have received from the project at the time of such payment (the “Repayment”). In such event, ownership of Desert Sunlight would be transferred to a subsidiary of First Solar or sold for its benefit reducing the Repayment amount, with First Solar retaining exclusive rights to perform EPC and O&M services for the project.
First Solar will recognize revenue for the project when all revenue recognition criteria under accounting principles generally accepted in the United States of America (“GAAP”) have been met, which as a result of these arrangements is not currently expected to occur until construction is substantially complete. First Solar expects to substantially complete construction by the first quarter of 2015. Notwithstanding that revenue is not currently expected to be recognized under GAAP until construction is substantially complete, First Solar subsidiaries will receive cash payments under the terms of the EPC contracts upon achievement of certain construction milestones throughout the construction period. Because any Repayment includes the amounts received by First Solar under the EPC contracts, the amount of such Repayment would increase as EPC payments are received by First Solar.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of First Solar dated September 30, 2011.
99.2	Questions and Answers regarding the Desert Sunlight Transaction dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: September 30, 2011	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary